SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2018

DISCOVERY ENERGY CORP.
(Exact name of registrant as specified in its Charter)

Nevada	000-53520	98-0507846
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Riverway Drive, Suite 1700 Houston, Texas 77056 713-840-6495
(Address and telephone number of principal executive offices, including zip code)

(Former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01   OTHER EVENTS

Beginning in May 2016 and since then, we have completed a series of placements of our Senior Secured Convertible Debentures due May 27, 2021 (singly a “Debenture” and collectively the “Debentures”). In connection with these Debenture placements, we granted to the purchaser of the largest portion of the Debentures (the “Original Investor”) options to purchase additional Debentures having an aggregate original principal amount of up to $20.0 million. These options were exercisable in two tranches, each involving $10.0 million of Debentures, one on or before January 31, 2018 and (provided that the first tranche was timely exercised) the other on or before July 31, 2018. The Original Investor declined to exercise the option with respect to the first tranche by its January 31, 2018 deadline. Accordingly, options for both tranches have now expired. Despite the expirations of these options, we are engaged in continuing discussions with the Original Investor regarding a possible financing transaction in which the Original Investor would be a significant participant.

The option arrangement that we had with the Original Investor was our primary targeted source for funds to finance our work commitment. With this arrangement no longer in force, we will need to complete an alternative major capital raising transaction (involving or not involving the Original Investor) or obtain a joint venture partner or both to continue moving our business plan forward. While alternative investors and potential joint venture partners continue to express interest in establishing a relationship with us, to date no alternative investor or joint venture partner has entered into any agreement in principle much less a binding agreement. If we are unable to procure an adequate alternative investment or joint venture partner, our strategy would be to attempt to suspend and extend our petroleum exploration license until adequate funds or joint venture partner are obtained. We have no assurance that we will be able to achieve this. Moreover, any joint venture arrangement would need to be approved by each Debenture holder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVERY ENERGY CORP., (Registrant)

Date: February 8, 2018	By:	/s/ Keith J. McKenzie
Keith J. McKenzie, Chief Executive Officer